EXHIBIT 3.11

CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION
OF
BERGDORF & GOODMAN FUR CORPORATION

(Under Section 805 of Bus. Corp. Law)

1.
The undersigned, Stephen C. Elkin, Vice President, and James L. Vandeberg, Secretary, hereby certify that the name of the corporation is, and has at all times since its incorporation been Bergdorf & Goodman Fur Corporation.

        2.     Its Certificate of Incorporation was filed by the Department of State of New York on October 10, 1972.

        3.     The changes hereby effected is to amend Article First of the Corporation's Certificate of Incorporation with respect to the name of the Corporation so that Article First will read in its entirety as follows:

FIRST: The name of the corporation is BERGDORF GRAPHICS, INC.

        4.     The change was authorized by resolution duly adopted by written consent of the Corporation's sole shareholder dated May 27, 1980.

        IN WITNESS WHEREOF, the undersigned have signed this Certificate as of the date following his name.

/s/ Stephen C. Elkin, Vice President	June 10, 1980
/s/ James L. Vandeburg, Secretary	June 4, 1980

CERTIFICATE OF INCORPORATION

OF

BERGDORF & GOODMAN FUR CORPORATION

Under Section 402 of the Business Corporation Law.

        The undersigned, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

        FIRST: The name of the corporation is

        BERGDORF & GOODMAN FUR CORPORATION.

        SECOND: The purposes for which the corporation is formed are:

        (1)   To carry on the trade or business of furriers and dealers in furs, pelts and skins, to manufacture fur cloaks, sacks, muffs, boas and other neck pieces, fur trimmings for wearing apparel, hats, caps, gloves, robes, rugs, felt goods and other articles composed in whole or in part of fur, cloth or other materials.

        (2)   To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares, of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations, of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of, the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor, stocks, bonds or other securities or evidences of indebtedness of this corporation, and, while the owner or holder of an such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

        (3)   To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and good will of any persons, firms, associations or corporations.

        (4)   In general to do all things and to the same extent as are incidental and conducive to the attainment of the objects of this corporation in the furtherance of its business that a corporation or private person might or could do in or about the manufacture, purchase, sale, renting, leasing, dealing in or disposing of the aforesaid articles.

        (5)   To do each and every one of the aforesaid things set forth in the preceding subdivisions hereof in this State and in every other part of the world.

        (6)   The powers, rights, and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all the rights, powers and privileges granted or permitted to a corporation by such statute.

        THIRD: The office of. The corporation is to be located in the City of New York, County of New York, State of New York.

        FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred (200), par value $.01 per share.

        FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

  Mr. Andrew Goodman
  Bergdorf Goodman Inc.
  754 Fifth Avenue
  New York, N.Y.

        The undersigned incorporator is of the age of twenty-one years or over.

        IN WITNESS WHEREOF, this certificate has been subscribed to this 4th day of October, 1972, by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

                      /s/ Paul Singer
                      Paul Singer, sole incorporator
                      Fried, Frank, Harris, Shriver
                       & Jacobson
                      120 Broadway
                      New York, New York 10005